UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2013

Kraft Foods Group, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-35491

Virginia	36-3083135
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Three Lakes Drive, Northfield, IL 60093-2753

(Address of principal executive offices, including zip code)

(847) 646-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 14, 2013, we issued a press release announcing plans to create two new, standalone business units: Meals and Desserts, and Enhancers and Snack Nuts. We also announced that Michael Osanloo will serve as Executive Vice President and President, Meals and Desserts, and Jane Hilk will serve as Executive Vice President and President, Enhancers and Snack Nuts. The new business structures and related leadership appointments are effective July 1, 2013.

As part of the transition, our systems will be re-aligned to these new reporting structures during the third fiscal quarter, and our previously announced reporting structure changes, intended to be completed by the end of the second fiscal quarter, will be aligned with these new business structures. In addition, our management will not report against these changes until the system modifications are fully implemented at the end of the third quarter. For the second quarter, we will continue to report in our current structure (as reported in our Quarterly Report on Form 10-Q for the quarter ended March 30, 2013) and the level of financial data in which management utilizes to make decisions on allocating resources will be unchanged. We will begin reporting the financial results of these business units as separate segments at the end of our third quarter 2013.

A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibit is filed with this Current Report on Form 8-K.

Exhibit No.	Description

99.1	Kraft Foods Group, Inc. Press Release, dated June 14, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraft Foods Group, Inc.

Date: June 14, 2013	By:	/s/ Timothy R. McLevish
Timothy R. McLevish
Executive Vice President and Chief Financial Officer